Exhibit 10.1

Execution Copy

SHAREHOLDERS' AGREEMENT

AMONG

ELLINGTON RESIDENTIAL MORTGAGE REIT,

THE SECURITYHOLDERS

FROM TIME TO TIME PARTY HERETO

AND

ELLINGTON RESIDENTIAL MORTGAGE MANAGEMENT LLC

Dated as of May 6, 2013

SHAREHOLDERS' AGREEMENT
This Shareholders' Agreement (as amended, modified or supplemented in accordance with the terms hereof, this “Agreement”) is entered into as of May 6, 2013, by and among Ellington Residential Mortgage REIT, a Maryland real estate investment trust (the “Company”), Blackstone Tactical Opportunities EARN Holdings L.L.C., a Delaware limited liability company (the “Sponsor”), EMG Holdings, L.P., a Delaware limited partnership (“Ellington” and together with the Sponsor, the “Investors”), any other securityholders of the Company or Unit holders of the Operating Partnership who become party to this Agreement from time to time pursuant to the terms hereof (together with the Investors, the “Securityholders”) and Ellington Residential Mortgage Management LLC, a Delaware limited liability company (“ERM”). Except as otherwise provided herein, this Agreement replaces and supersedes that certain Investment and Securityholders' Agreement, dated as of September 24, 2012, by and among the Company, the Investors and ERM, as amended by that certain First Amendment to Investment and Securityholders' Agreement, dated as of April 22, 2013, by and among the Company, the Investors and ERM (collectively, the “Prior Agreement”).
RECITALS
WHEREAS, each of the Company, the Investors and ERM entered into the Prior Agreement for the purpose of, among other things, establishing (i) the terms and conditions of (A) the purchase and sale by the Investors of Common Shares (as defined below) in September 2012 (the “Initial Purchased Shares”) and (B) such Investors' commitment to acquire additional Common Shares as set forth therein (the “Additional Purchased Shares”), and (ii) certain arrangements with respect to the Common Shares held by the Securityholders following the consummation of the acquisition of the Initial Purchased Shares, as well as restrictions on certain activities in respect of the Common Shares, corporate governance and other related corporate matters with respect to the Company and its Subsidiaries (as defined below); and
WHEREAS, as of the Effective Time (as defined below), which shall occur concurrent with the closing (the “IPO Closing”) of the Company's proposed IPO (as defined below) of its Common Shares, the Investors will have completed the acquisition of the Additional Purchased Shares (the “Additional Purchased Shares Closing”); and
WHEREAS, each of the parties hereto desires to enter into this Agreement to establish certain arrangements with respect to the Common Shares to be held by the Securityholders following the completion of the acquisition of the Additional Purchased Shares Closing, as well as corporate governance and other related corporate matters with respect to the Company and its Subsidiaries.
NOW, THEREFORE, in consideration of the premises and of the covenants and obligations hereinafter set forth, the parties hereby agree as follows:
ARTICLE 1

DEFINITIONS

Section 1.1    Certain Defined Terms.  As used herein, the following terms shall have the following meanings:
“Additional Purchased Shares” has the meaning set forth in the recitals.
“Additional Purchased Shares Closing” has the meaning set forth in the recitals.
“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act; provided, however, that notwithstanding the foregoing, an Affiliate shall not include any “portfolio company” (as such term is customarily used among institutional investors) of any Person; provided further, that at any time after the IPO Closing, no Securityholder shall be deemed to be an “Affiliate” of the Company or any of the other Securityholders or their Affiliates solely by reason of purchasing Shares or Units or entering into, or the provisions of, this Agreement.
“Agreement” has the meaning set forth in the preamble.
“Beneficial Ownership” of any securities means ownership by a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning. For the avoidance of doubt, no Securityholder shall be deemed to Beneficially Own any securities of the Company or any of its Subsidiaries held by any other holder of such securities solely by reason of entering into, or the provisions of, this Agreement (other than this definition).

“Board” means the board of trustees of the Company.
“Business Day” means any day other than a Saturday, a Sunday or other day on which national banking associations in the State of New York are authorized by Law to be closed.
“Bylaws” has the meaning set forth in Section 3.1(a).
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of the shares of capital stock of a corporation, any and all ownership interests in a Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.
“Common Shares” means the common shares of beneficial interest, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
“Company” has the meaning set forth in the preamble.
“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Creditors' Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.
“Declaration of Trust” means the declaration of trust of the Company, as the same may be amended, corrected or supplemented from time to time
“Effective Time” has the meaning set forth in Article II.
“Ellington” has the meaning set forth in the preamble.
“Ellington Designated Trustee” and “Ellington Designated Trustees” have the meanings set forth in Section 3.1(a).
“Ellington Rights Expiration Date” has the meaning set forth in Section 6.1.
“Equity Securities” means the Shares or Units, as the case may be, held from time to time by the Securityholders, as relevant in the particular context.
“ERM” has the meaning set forth in the preamble.
“Governmental Authority” means: (i) any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) the United States and other federal, state, local, municipal, foreign or other government or (iii) any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
“Group” has the meaning ascribed thereto in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
“Independent Trustee” means a Trustee who would be considered to be an “independent director” of the Company within the meaning of such term under applicable securities laws and the rules of the stock exchange on which the Company lists or intends to list its shares.
“Initial Purchased Shares” has the meaning set forth in the recitals.
“Investors” has the meaning set forth in the preamble.
“IPO” means the first firm commitment underwritten public offering of common equity securities of the Company pursuant to an effective registration statement on Form S-11 under the Securities Act.

“IPO Closing” has the meaning set forth in the recitals.
“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.
“Manager” means, initially, ERM, and thereafter any substitute manager of the Company appointed as the manager by the Board.
“Maryland Code” means Titles 1 through 3 and 8 of the Corporations and Associations Article of the Annotated Code of Maryland.
“Operating Partnership” means Ellington Residential Mortgage LP, a Delaware limited partnership.
“Permitted Transferee” means (A) with respect to any Securityholder that is the Sponsor or any of its Affiliates, (i) any Affiliate of such Securityholder and (ii) any successor entity of such Securityholder, and (B) with respect to any Securityholder that is Ellington or an Affiliate of Ellington, (i) any entity directly or indirectly controlled by, or under common control with, EMG Holdings, L.P., other than an investment fund or a vehicle of an investment fund (or investment funds) marketed or sold to external investors (or which the direct or indirect parent investment fund of such vehicle is marketed or sold to external investors) with respect to which Ellington or one of its Affiliates serves as the general partner, manager, managing member, controlling securityholder or discretionary manager or advisor; and (ii) any individual who works for, or is employed by, EMG Holdings, L.P. and its Subsidiaries, and any estate planning vehicle established for the primary benefit of such individual and/or his or her spouse or issue.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof and any Group consisting of one or more of the foregoing.
“Prior Agreement” has the meaning set forth in the preamble.
“Purchased Shares” means the sum of (i) the Initial Purchased Shares, (ii) any Shares distributed to the Investors before the IPO Closing in connection with a share dividend and (iii) the Additional Purchased Shares Beneficially Owned by the Investors immediately following the Additional Purchased Shares Closing.
“Purchased Shares Threshold” has the meaning set forth in Section 3.1(a).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Securityholder” has the meaning set forth in the Preamble.
“Shares” means shares of the Capital Stock of the Company.
“Special Unit Transfer” means the sale, disposition, assignment or other direct or indirect transfer by Tactical Opportunities NQ of any of its special units of ownership interest in Ellington RMM Holdings LLC to any Person other than a Permitted Transferee.
“Sponsor” has the meaning set forth in the preamble.
“Sponsor Designated Trustee” has the meaning set forth in Section 3.1(a).
“Sponsor Entities” means the Sponsor and its Permitted Transferees.
“Sponsor Rights Expiration Date” has the meaning set forth in Section 3.1(a).

“Subsidiary” means with respect to any Person, (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such initial Person or (ii) a partnership in which such initial Person or any direct or indirect Subsidiary of such initial Person is a general partner.
“Tactical Opportunities NQ” means Blackstone Tactical Opportunities EARN Holdings - NQ L.L.C.
“Trustee” means any member of the Board.
“Unit” means the ownership interest in the Operating Partnership, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
Section 1.2    Construction. Unless the context requires otherwise, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules and Exhibits are to Schedules and Exhibits attached hereto, each of which is made a part hereof for all purposes. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” (except to the extent the context otherwise provides). This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

CONDITION PRECEDENT; EFFECTIVENESS

It shall be a condition precedent to the effectiveness of this Agreement that each of the Additional Purchased Shares Closing and the IPO Closing shall have been consummated and this Agreement shall become effective upon the later to occur of (i) such Additional Purchased Shares Closing and (ii) the IPO Closing (the “Effective Time”). For the avoidance of doubt, unless and until each of the Additional Purchased Shares Closing and the IPO Closing occurs, this Agreement shall not become effective and the Prior Agreement shall remain in full force and effect.
At the Effective Time, this Agreement shall automatically amend and restate the Prior Agreement in its entirety, without further action being required by any of the parties thereto, and this Agreement shall constitute the entire agreement and supersede the Prior Agreement, such that the Prior Agreement shall terminate at such time.
ARTICLE III

CORPORATE GOVERNANCE

Section 3.1    Board Representation following the IPO. From the date hereof until termination of this Agreement in accordance with Section 6.1 hereof:

(a)As of the Effective Time, the Trustees shall be Menes Chee (who shall be deemed the Sponsor Designated Trustee), Laurence E. Penn and Michael W. Vranos (who shall each be deemed an Ellington Designated Trustee), and Robert B. Allardice, III, David J. Miller, Thomas F. Robards and Ronald I. Simon, Ph.D. (who each shall be deemed an Independent Trustee). Thereafter, (i) until the earlier to occur of (A) the Sponsor and its Permitted Transferees Beneficially Own, in the aggregate, seventy percent (70%) (the “Purchased Shares Threshold”) or less of the Purchased Shares held by it immediately after the Effective Time, (B) Tactical Opportunities NQ completes a Special Unit Transfer or (C) the mutual written agreement of the Investors that the Sponsor shall have no further rights under this Agreement to designate a Sponsor Designated Trustee (the “Sponsor Rights Expiration Date”), subject to the terms and conditions in this Agreement, the Sponsor shall have the right, but not the obligation, to designate one nominee for election as a Trustee (the “Sponsor Designated Trustee”), (ii) until the Ellington Rights Expiration Date, subject to the terms and conditions in this Agreement, Ellington shall have the right, but not the obligation, to designate up to two nominees for election as Trustees (each an “Ellington Designated Trustee” and collectively, the “Ellington Designated Trustees”), and (iii) all remaining individuals nominated for election as Trustee(s) shall be nominated in accordance with the Bylaws of the Company in effect from time to time (the “Bylaws”); provided, however, that the composition of the Board and each committee thereof shall satisfy all listing requirements of the New York Stock Exchange or such other national exchange on which the Common Shares are then listed. The Company agrees, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Maryland law), to include in the slate of nominees recommended by the Board for election at any meeting of shareholders called for the purpose of electing trustees the persons designated pursuant to this Section 3.1(a)

and to nominate and recommend each such individual to be elected as a Trustee as provided herein, and to use its best efforts to solicit proxies or consents in favor thereof

(b)Except as provided above in Section 3.1(a), during the term of this Agreement, (A) the Sponsor Entities shall have the exclusive right to designate a nominee to fill any and all vacancies created by reason of the death, removal or resignation of any Sponsor Designated Trustee and (B) Ellington shall have the exclusive right to designate a nominee to fill any and all vacancies created by reason of the death, removal or resignation of any Ellington Designated Trustee, and the Securityholders and the Company shall take all necessary action to cause the Board to be so constituted.

(c)Sponsor agrees that, promptly after the Sponsor becomes aware that its Beneficial Ownership of Purchased Shares equals or falls below the Purchased Shares Threshold, the Sponsor will (1) provide written notice to the Company of such event and (2) use its best efforts to cause the Sponsor Designated Trustee to submit his or her resignation to the Board, with such resignation to become effective upon the Board's acceptance thereof.

(d)On the Ellington Rights Expiration Date, Ellington agrees to use its best efforts to cause each of the Ellington Designated Trustees to submit his or her resignation to the Board, with such resignations to become effective upon the Board's acceptance thereof.

(e)Each of the Sponsor and Ellington and their Permitted Transferees further agree to deliver to the Company a written notice identifying the Sponsor Designated Trustee or Ellington Designated Trustees, as applicable, in a manner reasonably calculated to allow the Company to prepare, file and furnish its proxy materials on a timely basis. No written notice shall be required to be delivered under this Section 3.1(e) for so long as, in the case of the Sponsor Designated Trustee, Menes O. Chee is a Trustee, and, in the case of the Ellington Designated Trustees, Laurence E. Penn and Michael W. Vranos are Trustees.

Section 3.2    Other Board Matters.

(a)The Company shall reimburse each Trustee (or the Person that designated (or nominated) such Trustee) for all reasonable and documented out-of-pocket expenses incurred by such Trustee (or the Person that designated (or nominated) such Trustee, on his or her behalf) in connection with his or her attendance at meetings of the Board, and any committees thereof, including travel, lodging and meal expenses. The Board shall determine any annual fees or other compensation payable to any Trustee in connection with such person's service on the Board.

(b)The Company shall obtain and maintain customary director and officer indemnity insurance on commercially reasonable terms as determined by the Board.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Company.  The Company hereby represents and warrants to, and agrees with, each of the Securityholders that, as of the date hereof:

(a)the Company is a Maryland real estate investment trust, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation with all requisite, real estate investment trust, corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted in all material respects. The Company is duly qualified to do business and in good standing as a foreign entity in the jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, makes such qualification necessary, in all material respects. True and complete copies of the Declaration of Trust and the Bylaws, each as amended to date, have heretofore been made available to the Securityholders;

(b)the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary action;

(c)this Agreement has been duly and validly executed and delivered by the Company and constitutes the binding obligation of the Company enforceable against the Company in accordance with its terms, subject to Creditors' Rights;

(d)the execution, delivery, and performance by the Company of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which the Company is subject, (ii) violate any order, judgment, or decree applicable to the Company or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Company is a party or any term or condition of the Declaration of Trust or the Bylaws, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company's ability to satisfy its obligations hereunder;

(e)no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of the Company to perform its obligations hereunder or to authorize the execution, delivery and performance by the Company of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Company's ability to satisfy its obligations hereunder or under any agreement or other instrument to which the Company is a party; and

Section 4.2    Representations and Warranties of each Securityholder.  Each Securityholder (severally and not jointly, as to itself) hereby represents and warrants to, and agrees with, the Company and the other Securityholders that, as of the date hereof:
(a)such Securityholder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Securityholder of this Agreement have been duly authorized by all necessary action;

(b)this Agreement has been duly and validly executed and delivered by such Securityholder and constitutes the binding obligation of such Securityholder enforceable against such Securityholder in accordance with its terms, subject to Creditors' Rights;

(c)the execution, delivery, and performance by such Securityholder of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Securityholder is subject, (ii) violate any order, judgment, or decree applicable to such Securityholder or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Securityholder is a party or any term or condition of its certificate of incorporation or bylaws, certificate of limited partnership or partnership agreement, or certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Securityholder's ability to satisfy its obligations hereunder;

(d)no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Securityholder to perform its obligations hereunder or to authorize the execution, delivery and performance by such Securityholder of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Securityholder's ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Securityholder is a party;

ARTICLE V

OTHER COVENANTS

In connection with this Agreement and the transactions contemplated hereby, the Company and each Securityholder shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein; provided that any such instrument or action does not increase a Securityholder's obligations or have an adverse effect upon such Securityholder's rights under this Agreement without such Securityholder's written consent.
ARTICLE VI

MISCELLANEOUS

Section 6.1    Termination.  This Agreement shall terminate (i) only with respect to the rights of Sponsor (and its Permitted Transferees) hereunder, on the Sponsor Rights Expiration Date, (ii) only with respect to the rights of Ellington (and its Permitted Transferees) hereunder, at the effective time of ERM's (or any of its Affiliates) termination as Manager of the Company (the “Ellington Rights Expiration Date”), (iii) upon the later to occur of (x) the Sponsor Rights Expiration Date and (y) the Ellington Rights Expiration Dare, (iv) by written consent of each party that is at the time of such consent still a party to this Agreement and (v) upon the termination of the Company, automatically without any action by any party hereto. Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination. Notwithstanding any such termination of this Agreement, this Article VI shall survive any termination of this Agreement.

Section 6.2    Amendments and Waivers.  Except as otherwise provided herein and subject to the approval of a majority of the Independent Trustees, this Agreement may not be amended except by an instrument in writing signed by each party that is at the time of such amendment still a party to this Agreement; provided, that any Securityholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly in writing and executed and delivered by the party against whom such waiver is claimed. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 6.3    Successors, Assigns and Transferees.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and any Permitted Transferees to which the rights of the respective party hereto are assigned; and by their signatures hereto, each party intends to and does hereby become bound. Any assignment of rights or obligations in violation of this Section 6.3 shall be null and void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained other than the parties hereto and their respective permitted successors and assigns, all of whom are intended to be third party beneficiaries thereof.

Section 6.4    Notices.

(a)Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent via facsimile and confirmed, or mailed by certified mail, return receipt requested, or sent by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

if to the Company, to:
Ellington Residential Mortgage REIT
c/o Ellington Management Group, L.L.C.
53 Forest Avenue
Old Greenwich, Connecticut 06870
Attn: Daniel Margolis
Fax: (203) 698-0306
Email: dmargolis@ellington.com
with a copy (which shall not constitute notice) to:
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Attn: Daniel M. LeBey
Fax: (804) 788-8218
Email: dlebey@hunton.com

if to the Sponsor, to:
Blackstone Tactical Opportunities EARN Holdings L.L.C.
345 Park Avenue, 43rd Floor
New York, New York 10154
Attention: Menes Chee
Facsimile: 646-253-8917
Email:      Menes.Chee@Blackstone.com

with copies (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Wilson S. Neely
Facsimile: (212) 455-2502
Email: wneely@stblaw.com

if to Ellington or ERM, to:
Ellington Management Group, L.L.C.
53 Forest Avenue - Suite 301
Old Greenwich, CT 06870
Attention:    Peter Green
Facsimile:    203-698-0869
Email:        green@ellington.com

with a copy (which shall not constitute notice) to:
Ellington Management Group, L.L.C.
53 Forest Avenue - Suite 301
Old Greenwich, CT 06870
Attention:    Legal Department
Facsimile:    203-698-0869
Email:        dmargolis@ellington.com

(b)Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by facsimile, be deemed received on the first Business Day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or 5 Business Days after the date of deposit in the mail.

(c)To the extent permitted by Law, whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.5    Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 6.6    Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 6.7    Governing Law; Severability; Limitation of Liability; Judicial Proceedings.

(a)This Agreement shall be governed by and construed in accordance with, the Laws of the state of New York (except to the extent that mandatory provisions of the Maryland Code apply), without giving effect to any principles of conflicts of laws that would result in the application of laws of a different jurisdiction.

(b)In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Maryland Code, such provision of the Maryland Code shall control. In the event of a direct conflict between the provisions of this Agreement and the Declaration of Trust or the Bylaws, this Agreement shall control as between the parties hereto and the parties hereto furthermore undertake to exercise their powers as Securityholders to amend the declaration of trust or bylaws, as applicable, so as to be consistent with and give effect to the terms of this Agreement. If any provision of the Maryland Code provides that it may be varied or superseded in the Declaration of Trust or the Bylaws or other organizational documents of a corporation, such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(c)If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(d)To the fullest extent permitted by Law, neither the Company nor any Securityholder shall be liable to any of the other such Persons for punitive, special, exemplary or consequential damages, including damages for loss of profits, loss of use or revenue or losses by reason of cost of capital, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle, and the Company and each Securityholder releases each of the other such Persons from liability for any such damages.

(e)In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the Securityholders unconditionally accepts the exclusive jurisdiction and venue of any court of the State of New York located in the borough of Manhattan or the United States District Court located in the Southern District of New York, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Securityholders agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 6.4. EACH OF THE SECURITYHOLDERS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(f)To the fullest extent permitted by Law, the Securityholders hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such claim, controversy or dispute. Each of the Securityholders agrees that a final and unappealable judgment in any such claim, controversy or dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment, or in any other manner provided by Law.

Section 6.8    Equitable Relief.  The Securityholders hereby confirm that damages at Law would be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at Law or by statute or otherwise of a Securityholder aggrieved as against another Securityholder for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the Securityholders that the respective rights and obligations of the Securityholders hereunder shall be enforceable in equity as well as at Law or otherwise and that the mention herein of any particular remedy shall not preclude a Securityholder from any other remedy it or he might have, either in Law or in equity.

Section 6.9    Aggregation of Shares.  Notwithstanding anything to the contrary herein, all Equity Securities held or acquired by a Securityholder and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of a Securityholder, or application of any restrictions to a Securityholder, or reference to its Equity Securities under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold (including the Purchased Shares Threshold). Within a group of Securityholders that are Affiliates, the members of such group of Securityholders may allocate the ability to exercise any rights of such group of Securityholders under this Agreement in any manner that such group of Securityholders (by approval of the holders of a majority of Equity Securities held by such group) sees fit, subject to the other terms of this Agreement.

Section 6.10    Table of Contents, Headings and Captions.  The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 6.11    No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any other party (or any of their successor or permitted assignees), against any former, current, or future general or limited partner, manager, securityholder or member of the Investor (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, securityholder, manager or member of any of the foregoing, but in each case not including the named parties hereto (each, but excluding for the avoidance of doubt, the named parties hereto, an “Investor Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the Investor Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Investor Affiliate, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

Section 6.12    Counterparts.  This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable). This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereto duly authorized) as of the day and year first written above.
ELLINGTON RESIDENTIAL MORTGAGE REIT
By: /s/ Laurence E. Penn_________
Name: Laurence E. Penn
Title: Chief Executive Officer and President

[Signature Page to Shareholders' Agreement]

BLACKSTONE TACTICAL OPPORTUNITIES EARN HOLDINGS L.L.C.
By: BTO EARN Manager L.L.C., its Managing Member
By: BTOA L.L.C., its Sole Member
By: /s/ David S. Blitzer______
Name: David S. Blitzer
Title: Authorized Person

[Signature Page to Shareholders' Agreement]

EMG HOLDINGS, L.P.

By:	VC Investments L.L.C.
as its general partner

By: /s/ Michael W. Vranos____
Name: Michael W. Vranos
Title: Managing Member

[Signature Page to Shareholders' Agreement]

ELLINGTON RESIDENTIAL MORTGAGE MANAGEMENT LLC
By: /s/ Laurence E. Penn_______
Name: Laurence E. Penn
Title: Executive Vice President

[Signature Page to Shareholders' Agreement]